SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 4, 2001

MICRO GENERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-8358 (Commission File Number)	95-2621545 (IRS Employer Identification Number)

2510 Red Hill Avenue, Santa Ana, California (Address of principal executive offices)	92705 (Zip Code)

(949) 622-4444

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposal of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 2. Acquisition or Disposal of Assets

Item 7. Financial Statements and Exhibits

SIGNATURES

Item 2. Acquisition or Disposal of Assets.

On August 20, 2001, Micro General Corporation, a Delaware corporation (the “Registrant”), pursuant to an Agreement and Plan of Merger and Reorganization dated July 13, 2001, acquired SoftPro Corporation, a North Carolina corporation.

In consideration for the acquisition, the Registrant transferred to Loren Harrell $1.75 million and 336,034 shares of the Registrant’s common stock. The Registrant assumed the SoftPro Option Plan, which had 133,328 options issued and outstanding. Registrant’s options were issued at a conversion rate of .636 Registrant options per one (1) SoftPro option, paid to the holders of the SoftPro options.

The press release issued by the Registrant in connection with the SoftPro acquisition is attached hereto as Exhibit 99-2.

Item 7. Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired. The financial statements required by this item 7(a) will be provided at a later time but no later than October 20, 2001.

     (b)  Pro forma financial information. The pro forma financial statements required by this item 7(b) will be provided at a later time but no later than October 20, 2001.

     (c)  Exhibits.

99.1	Agreement and Plan of Merger and Reorganization dated July 13, 2001.

99.2	Press Release of the Registrant announcing the acquisition of SoftPro Corporation, a North Carolina-based provider of closing and title automation software.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

Dated: September 4, 2001	/s/ Joe Root
Joe Root Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Agreement and Plan of Merger and Reorganization dated July 13, 2001.

99.2	Press Release of the Registrant announcing the acquisition of SoftPro Corporation, a North Carolina-based provider of closing and title automation software.